UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2017

Agritech Worldwide, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-32134	36-4197173
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1101 Campus Drive

Mundelein, Illinois  60060

(Address of principal Mr. Kahn offices)

Registrant’s telephone number, including area code: (847) 549-6002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 1, 2017, Agritech Worldwide, Inc. (the “Corporation”) entered into a loan and security agreement (the “Loan Agreement”) with various lenders, including an entity controlled by its chief executive officer, Jonathan Kahn, and a director, Morris Garfinkle, and issued a note in connection therewith (the “Note”). The principal amount of the loan is $996,000. The Loan accrues interest at a rate per annum equal to the prime rate plus 18.9%. Interest is payable monthly and the principal is payable on the maturity date of the loan, which is 2.5 years from the issuance date. The loan is secured by all of the assets of the Corporation. The Loan Agreement contains certain covenants regarding financial reporting, limits on the Corporation’s incurrence of indebtedness, permitted investments, encumbrances, restricted payments, and mergers and acquisitions.

The Loan Agreement includes customary events of default, including non-payment by the Corporation of the monthly interest payments and the payment of penalties upon such late payments.  The Corporation used a portion of the proceeds of the loan to exercise its purchase option under its Equipment Lease Agreement with Fordham Capital Partners, LLC (“Fordham”) that it entered into on July 17, 2015 (the “Equipment Lease Agreement”). The Corporation intends to utilize the proceeds from the loan for working capital purposes.

As a condition to the Loan Agreement, two directors of the Corporation that held senior secured debt of the Corporation entered into a subordination agreement with the Corporation and the administrative agent for the lenders (the “Subordination Agreement”).

The foregoing description of the Loan Agreement, the Note and the Subordination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibits 10.1, 10.2 and 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02.  Termination of a Material Definitive Agreement.

On February 1, 2017, the Corporation exercised its option under the Equipment Lease Agreement that it had entered into with Fordham on July 17, 2015 and paid Fordham $360,000 plus additional expenses for purchase of the Equipment that was subject to the Equipment Lease Agreement. In connection with the payment, the Equipment Lease Agreement was terminated, which was a lease for 24 months with monthly lease payments of $15,800.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1+	Security and Loan Agreement and dated February 1, 2017 by and among Agritech Worldwide, Inc., various lenders and GSK Funding LLC, as administrative agent

10.2	Form of Note

10.3	Subordination Agreement dated February 1, 2017 by and among the subordinated lenders, Agritech Worldwide, Inc., and GSK Funding LLC, as agent for the senior lenders

+ Confidential treatment has been requested as to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2017	Agritech Worldwide, Inc.

	By:	/s/ Jonathan E. Kahn
	Name:	Jonathan E. Kahn
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1+	Security and Loan Agreement and dated February 1, 2017 by and among Agritech Worldwide, Inc., various lenders and GSK Funding LLC, as administrative agent

10.2	Form of Note

10.3	Subordination Agreement dated February 1, 2017 by and among the subordinated lenders, Agritech Worldwide, Inc., and GSK Funding LLC, as agent for the senior lenders

+ Confidential treatment has been requested as to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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